UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 22, 2011

Plan A Promotions, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Birchtree Lane
Sandy, UT 84092
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (801) 231-1121

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2011, Plan A Promotions, Inc. (the “Company”) and certain of its shareholders (the “Selling Shareholders”) entered into a Stock Purchase Agreement (“SPA”) with accredited investors (John Preftokis, Cameron Rothery, Boomcity Limited, Sandy Hintz, Jamie Hintz, Bernd Koehler, Joerg Schweizer, Daniel Muller, Allan Buchamer, Coppinger Limited, and Alderbourne Limited, collectively the “Purchasers”). Under the SPA, on June 22, 2011, the Purchasers purchased for an aggregate $400,000 cash payment 9,700,000 shares of the Company’s common stock, consisting of 8,800,000 shares of newly issued Company common stock and 900,000 shares of Company common stock held by the Selling Shareholders.   Of the $400,000 purchase price, $88,000 was allocated towards the purchase of the 8,800,000 newly issued shares of Company common stock, and $312,000 was allocated towards the purchase of the Selling Shareholders’ shares of common stock.

The offer and sale of these securities were made in reliance upon an exemption from the registration provisions of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the registration exemptions contained in both Section 4(1) of the Securities Act and Section 4(2) of the Securities Act, including Rule 506 of Regulation D promulgated thereunder.

 Effective June 22, 2011, the Company and certain of the Selling Shareholders also entered into a Lock-up Agreement (the “Shareholders’ Lock-up”) pursuant to which those certain Selling Shareholders agreed not to sell the remaining shares of Company common stock owned for a period of twelve (12) months following the date on which Form 10 type information is filed with the Securities and Exchange Commission (the “SEC”) reflecting the Company’s status as an entity that is no longer as a “shell company.”  The Company and the Purchasers also entered into a Lock-up Agreement (the “Purchasers’ Lock-up”) pursuant to which each Purchaser agreed not to sell any shares of Company common stock acquired for a period of 180 days.

In connection with the closing of the transactions contemplated by the SPA, on June 22, 2011, Alycia D. Anthony resigned as a director of the Company; and as President of the Company, effective ten days after the Company’s mailing to its shareholders of an Information Statement on Schedule 14F-1.  Nicholl Heieren resigned as a director and as Vice President of the Company, and Sharlene Doolin also resigned as a director and as Secretary of the Company, each effective ten days after the Company’s mailing to its shareholders of an Information Statement on Schedule 14F-1.

John Preftokis, 40, was appointed to serve as a director of the Company to fill the vacancy created by the resignation of Ms. Anthony, effective June 22, 2011. Since November 2002, Mr. Preftokis has been a senior desktop technician and website administration for Steve Padis Jewelry Plus Enterprises.  From January 2000 to August 2002, Mr. Preftokis was a system administrator for Arthur Andersen, LLP.  Prior thereto, Mr. Preftokis held a variety of IT related positions.

In connection with the closing of the stock purchase under the SPA, the Purchasers obtained control of the Company by acquiring 97% of the Company’s issued and outstanding common stock and by having the Purchasers’ designee, John Preftokis, appointed a director of the Company.  The Purchasers paid the aggregate purchase price for the shares of Company common stock with personal funds.

The following table sets forth the ownership by any person known to us to be the beneficial owner of more than 5% of any class of our voting securities as of June 22, 2011, after giving effect to the transaction described above.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  The persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based upon 10,000,000 shares of common stock outstanding at that date.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Class Beneficially Owned
Beneficial Owners of more than 5%:
None
Named Executive Officers and Directors:
John Preftokis	4,859,700		48.6%
Alycia D. Anthony(1)	-		*
Nicholl Heieren(1)	-		*
Sharlene Doolin(1)	106,000	(2)	*
All directors & executive officers as a group (4 persons)	4,965,7000		49.7%
___________
* Less than 1%

(1)
Nicholl Heieren is Alycia D. Anthony’s sister-in-law.  Sharlene Doolin is the mother of Alycia D. Anthony, and mother-in-law to Nicholl Heieren. Sharlene Doolin is married to Michael Doolin, a shareholder of the Company.

(2)
These shares are directly held by Michael Doolin.  As Michael Doolin’s wife, Sharlene Doolin may be deemed to be an indirect beneficial owner of 106,000 shares of the Company’s common stock held by Michael Doolin.

The Company was a shell company immediately before the change in control, and the information required by Item 5.01(a)(8) of Form 8-K is set forth in the Company’s (i) Annual Report on Form 10-K for the year ended September 30, 2010, filed with the SEC on December 7, 2010, (ii) Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, and filed with the SEC on February 14, 2011, and the Quarterly Report of Form 10-Q for the quarter ended March 31, 2011 and filed with the SEC on April 28, 2011, and (iii) Form 10-SB/A Registration Statement and filed with the SEC on January 26, 2006.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Stock Purchase Agreement
10.2	Selling Shareholders’ Lock-up
10.3	Purchasers’ Lock-up

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 28, 2011

PLAN A PROMOTIONS, INC.

By:	/S/ ALYCIA D. ANTHONY
Alycia D. Anthony, President